CIGNA  CORPORATION                                                  EXHIBIT 12
COMPUTATION  OF  RATIO  OF  EARNINGS  TO  FIXED  CHARGES
(Dollars in millions)
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
                                                                                                        Three Months Ended
                                                                                                             March 31,
                                                                                                     1998               1997
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Income before income taxes                                                                   $         768      $         437
                                                                                               ------------       -----------

Fixed charges included in income:
    Interest expense                                                                                    33                 23
    Interest portion of rental expense                                                                  20                 19
                                                                                               ------------       -----------

Total fixed charges included in income                                                                  53                 42
                                                                                               ------------       -----------


Income available for fixed charges                                                           $         821      $         479
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RATIO OF EARNINGS TO FIXED CHARGES                                                                    15.5               11.4
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